UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 22, 2024

 Broadcom Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38449	35-2617337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3421 Hillview Avenue
Palo Alto,	California	94304
(Address of principal executive offices including zip code)
(650)	427-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AVGO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

Broadcom Inc. (“Broadcom”) held its 2024 Annual Meeting of Stockholders on April 22, 2024 (the “2024 Annual Meeting”). At the 2024 Annual Meeting, Broadcom stockholders voted on the following matters and cast their votes as set forth below:

(1)The nine nominees were elected to serve as directors of Broadcom until the next annual meeting of stockholders or until their successors have been elected:

Name	For	Against	Abstain	Broker Non-Votes
Diane M. Bryant	342,815,163	30,824,708	391,307	39,301,578
Gayla J. Delly	366,931,674	6,743,168	356,336	39,301,578
Kenneth Y. Hao	373,177,617	477,990	375,571	39,301,578
Eddy W. Hartenstein	307,000,981	66,603,442	426,755	39,301,578
Check Kian Low	339,350,788	33,479,844	1,200,546	39,301,578
Justine F. Page	372,038,465	1,633,141	359,572	39,301,578
Henry Samueli, Ph.D.	366,501,903	7,212,280	316,995	39,301,578
Hock E. Tan	372,571,493	1,166,112	293,573	39,301,578
Harry L. You	297,387,819	76,252,051	391,308	39,301,578

(2)A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Broadcom for the fiscal year ending November 3, 2024 was approved:

For	Against	Abstain	Broker Non-Votes
407,021,832	6,040,713	270,211	0

(3)An advisory vote to approve the named executive officer compensation was approved:

For	Against	Abstain	Broker Non-Votes
229,311,363	142,648,227	2,071,588	39,301,578

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 23, 2024

Broadcom Inc.

By:	/s/ Kirsten M. Spears
Name:	Kirsten M. Spears
Title:	Chief Financial Officer and Chief Accounting Officer